EXHIBIT 99.5(c)

Portfolio Management Agreement - Bankers Trust Company

                         PORTFOLIO MANAGEMENT AGREEMENT


AGREEMENT made this 17th day of January, 1989 among Pacific Mutual Life Insurance Company, a California Company ("Pacific Mutual"), Bankers Trust Company, ("BTC") and Pacific Select Fund, a Massachusetts business trust (the "Fund").

WHEREAS, Pacific Select Fund, is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective, policies and limitations;

WHEREAS, the Fund offers shares in nine series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, International Series, Government Securities Series, Growth Series, Equity Income Series, Equity Index Series and Multi-Strategy Series, (the "Nine Series");

WHEREAS, the Fund has retained Pacific Mutual to render investment management and administrative services to the Nine Series;

WHEREAS, Pacific Mutual represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"), as amended;

WHEREAS, BTC represents and warrants that it is a bank as that term is defined in the 1940 Act and the Advisers Act; and

WHEREAS, Pacific Mutual and the Fund desire to retain BTC to furnish portfolio management services to the Equity Index Series in connection with Pacific Mutual's investment management activities on behalf of the Series, and BTC is willing to furnish such services to Pacific Mutual and the Fund;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between Pacific Mutual, BTC and the Fund as follows:

1. APPOINTMENT. Pacific Mutual and the Fund hereby appoint BTC to act as Portfolio Manager to the Equity Index Series (the "Series"), for the periods and on the terms set forth in this Agreement. BTC accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

In the event the Fund designates one or more classes other than the Series with respect to which Pacific Mutual and the Fund desire to retain BTC to render portfolio management services hereunder, they shall notify BTC in writing. If BTC is willing to render such services, it shall notify Pacific Mutual and the Fund in writing, whereupon such class shall become a Series hereunder, and be subject to this Agreement.

2. PORTFOLIO MANAGEMENT DUTIES. Subject to the supervision of Pacific Mutual and the Fund's Board of Trustees, BTC will provide a continuous investment program for the Series' portfolios, including investment research and management with respect to all securities and investments and cash equivalents in the portfolios. BTC will determine from time to time what securities and other investments will be purchased, retained or sold by the Series. BTC will provide the services under this Agreement in accordance with the Series' investment objectives, policies and restrictions as stated in the Fund's registration statement filed with the Securities and Exchange Commission ("SEC"), as amended. BTC further agrees that it will:

(a) conform with all applicable rules and regulations of the 1940 Act, all other applicable federal and state laws and regulations and with any applicable procedures adopted by the Fund's Board of Trustees;

(b) place orders pursuant to its investment determinations for the Series either directly with the issuer or with any broker or dealer. BTC is authorized to select brokers, dealers, and futures commission merchants and authorized to open and maintain brokerage accounts, commodities trading accounts, and accounts for and on behalf of the Series in accordance with procedures established by Pacific Mutual and approved by the Fund's Board of Trustees. BTC may place orders for the Series with its affiliate, BT Brokerage Corporation, in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and other applicable laws and regulations. In placing orders with brokers, dealers, and futures commission merchants, BTC will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, BTC may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide it with research advice and other services of lawful assistance to BTC in serving the Series as Portfolio Manager. BTC may effect transactions in futures contracts and options thereon for the Series with its affiliate, BT Futures Corporation, in accordance with applicable laws and regulations and with any applicable procedures established by Pacific Mutual and approved by the Fund's Board of Trustees;

(c) on occasions when BTC deems the purchase or sale of a security to be in the best interest of the Fund as well as BTC's other investment advisory clients or any of its affiliates' investment advisory clients, BTC may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by BTC in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(d) in connection with the purchase and sale of securities of each Series, BTC will arrange for the transmission to the custodian and recordkeeping agent for the Fund on a daily basis, such confirmation, trade tickets and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be necessary to enable them to perform their administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, BTC will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian.

(e) make available to Pacific Mutual and the Fund promptly upon their request all of the Fund's investment records and ledgers as are necessary to assist Pacific Mutual and the Fund in their compliance with respect to the Series' securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. BTC will provide reports to the Fund's Board of Trustees for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series' Portfolio, and will furnish the Fund's Board of Trustees with respect to the Series such periodic and special reports as Pacific Mutual and the Trustees may reasonably request. BTC will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

(f) not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if (i) the Board of Trustees of the Fund has authorized such disclosure, (ii) such disclosure is expressly required by applicable federal or state regulatory authorities, or (iii) such information has been made public other than by a breach of this subsection (f).

(g) monitor on a daily basis the determination by the custodian and recordkeeping agent for the Fund of the valuation of portfolio securities and other investments of the Series. BTC will assist the custodian and recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund, the value of any portfolio securities or other assets of the Series for which the custodian and recordkeeping agent seeks assistance from or identifies for review by BTC.

(h) (i) use all necessary efforts to manage the Series so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and (ii) use all necessary efforts to manage the Series so that it will comply with the diversification requirements of Section 817(h) of the Internal Revenue Code and regulations issued thereunder.

(i) in rendering the services required under this Agreement, BTC may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. However, BTC may not retain as subadvisors any company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Fund unless the contract with such company is approved by a majority of the Fund's Board of Trustees and a majority of Trustees who are not parties to any agreement or contract with such person or persons and who are not "interested persons," as defined in the 1940 Act, of the Fund, BTC, or any such person or persons, and approved by the vote of a majority of the outstanding voting securities of the Fund to the extent required by the 1940 Act.

BTC shall be responsible for making inquiries and for reasonably insuring that any employee of

BTC, any person or firm that BTC has employed or with which it has associated, or any employee thereof, who has or will have a material connection with the handling of Fund assets, has not, to the best of BTC's knowledge:

(i) been convicted, in the last 10 years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

(ii) been found by any state regulatory authority, within the last 10 years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or

(iii) been found by any federal or state regulatory authorities, within the last 10 years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

3. EXPENSES. During the term of this Agreement, BTC will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management under this Agreement. BTC shall not be required to bear the costs payable by the Fund, including the following expenses:

(i)    Expenses of all audits by the Fund's independent public accountants;

(ii) Expenses of the Fund's transfer agent, dividend disbursing agent, and shareholder recordkeeping services;

(iii) Expenses of the Fund's custodial services including recordkeeping services provided by the custodian;

(iv)   Expenses of maintaining the Fund's tax records;

(v) Salaries and other compensation of any of the Fund's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of Pacific Mutual or any Portfolio Manager or an affiliate of Pacific Mutual or any Portfolio Manager;

(vi)   Taxes levied against the Fund;

(vii) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Series;

(viii) Costs, including the interest expense, of borrowing money;

(ix) Costs and/or fees incident to meetings of the trust's shareholders, the preparation and mailings of prospectuses and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund's existence, and the registration of shares with federal and state securities or insurance authorities;

(x) The Fund's legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

(xi) Costs of printing stock certificates, if any, representing shares of the Fund;

(xii) Trustees, fees and expenses to trustees who are not officers, employees, or stockholders of Pacific Mutual or any Portfolio Manager or any affiliate thereof;

(xiii) The Fund's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

(xiv)  Association membership dues for the Fund;

(xv) Extraordinary expenses of the Fund as may arise including expenses incurred in connection with litigation, proceedings, and other claims (unless the Portfolio Manager is responsible for such expenses under this Agreement), and the legal obligations of the Fund to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

(xvi)  Organizational and offering expenses.

4. COMPENSATION. For the services provided, Pacific Mutual will pay a quarterly fee in advance to BTC, based on the net assets of the Equity Index Series at the beginning of each calendar quarter, at the annual rate of .07% of the first $100 million of the Series' net assets, reduced to .03% on the next $100 million of the Series' net assets, and further reduced to .01% of the Series' net assets over $200 million. This fee is subject to a minimum annual fee of $20,000 (payable at the end of each calendar year), starting from the time that BTC renders active investment management services for the assets of the Series, and this amount shall be pro-rated for any portion of a year in which the Agreement is not effective or the obligation to pay this minimum fee has not commenced.

If this Agreement terminates before the end of a calendar quarter, the fee for that quarter (as determined under this paragraph four) shall be prorated based upon the proportion that the period from the beginning of the calendar quarter in which the Agreement was terminated to the date of termination bears to the full period of such quarter. The amount of such prorated fee shall be subtracted from the full fee that Pacific Mutual paid in advance for the quarter in which the Agreement was terminated and, subject to any minimum fee, as provided above, the difference shall be refunded to Pacific Mutual.

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, BTC hereby agrees that all records which it maintains for the Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request, although BTC may, at its own expense, make and retain its own copy of such records. BTC further agrees to preserve the Series' records that are required to be maintained by Rule 31a-1 under the 1940 Act and that are not otherwise maintained by the Fund's recordkeeping agent, for the periods prescribed by Rule 31a-2 under the 1940 Act.

6. COMPLIANCE. (a) The Portfolio Manager agrees that it shall immediately notify Pacific Mutual and the Fund (i) in the event that the Securities and Exchange Commission has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (iii) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder. The Portfolio Manager further agrees to notify Pacific Mutual and the Fund immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

(b) Pacific Mutual agrees that it shall immediately notify the Portfolio Manager (i) in the event that the Securities and Exchange Commission has censured Pacific Mutual or the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked Pacific Mutual's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions,
     (ii) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (iii) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the regulations thereunder.

7. STANDARD OF CARE. BTC shall be responsible for the exercise of reasonable care in carrying out its responsibilities under this Agreement and for managing the Series in good faith and in accordance with the investment objectives, policies and instructions provided it; provided, however that no provision of this Agreement shall be construed to protect any trustee, director, officer, agent or employee of the Fund, Pacific Mutual or BTC from liability by reason of willful misfeasance, bad faith or gross negligence in the performance of such person's duties or by reason of reckless disregard of obligations and duties under this Agreement.

8. INDEMNIFICATION. BTC agrees to indemnify and hold harmless, Pacific Mutual, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of Pacific Mutual and each person, if any who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") Pacific Mutual against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which Pacific Mutual or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of BTC's responsibilities as Portfolio Manager of the Fund which (1) may be based upon any wrongful act or omission by BTC, any of its employees or representatives or any affiliate of or any person acting on behalf of BTC, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Fund or any Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon written information furnished to Pacific Mutual, the Fund or any affiliated person of the Fund by BTC or any affiliated person of BTC; provided, however, that in no case is the indemnity of BTC in favor of Pacific Mutual or any affiliated person or controlling person of Pacific Mutual deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

Pacific Mutual agrees to indemnify and hold harmless BTC, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of BTC and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person" BTC against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which BTC or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Pacific Mutual's responsibilities as Investment Advisor of the Fund which (1) may be based upon any wrongful act or omission by Pacific Mutual, any of its employees or representatives or any affiliate of or any person acting on behalf of Pacific Mutual or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Fund or any Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon written information furnished to Pacific Mutual or any affiliated person of Pacific Mutual by BTC or any affiliated person of BTC; provided however, that in no case is the indeminity of Pacific Mutual in favor of BTC, or any affiliated person or controlling person of BTC deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

9. CONTROL. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserve the right to direct, approve or disapprove any action hereunder taken on its behalf by BTC.

10. SERVICES NOT EXCLUSIVE. It is understood that the services of BTC are not exclusive, and nothing in this Agreement shall prevent BTC, or any of its affiliates, from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Series) or from engaging in other activities.

11. DURATION AND TERMINATION. This Agreement shall become effective on the date of its execution. Unless terminated as provided herein, the Agreement shall remain in full force and effect for two years from such date and continue on an annual basis with respect to each Series unless terminated in accordance with the following sentence; provided that such annual continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of each Series (as defined in the 1940 Act), and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. In the event this Agreement is not approved in the manner described in the preceding sentence, the paragraph numbered eight (8) of this Agreement shall remain in effect as well as any applicable provision of this paragraph numbered eleven (11) and BTC shall not provide any services for such Series or receive any fees on account of such Series that fail to so approve of this Agreement. Notwithstanding the foregoing, this Agreement may be terminated: (a) by Pacific Mutual at any time without penalty, upon sixty (60) days' written notice to BTC and the Fund (b) at any time without payment of any penalty by the Fund, upon the vote of a majority of the Fund's Board of Trustees or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to BTC, or (c) by BTC, at any time without penalty by BTC, upon sixty (60) days' written notice to Pacific Mutual and the Fund. In the event of termination for any reason, all records of the Fund shall promptly be returned to Pacific Mutual or the Fund, free from any claim or retention of rights by BTC, although BTC may, at its own expense, make and retain its own copy of such records. The Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940
Act).

12. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Series, and (ii) the Trustees of the Fund, including a majority of the Trustees of the Fund who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

13. USE OF NAME. It is understood that the name Pacific Select or any derivative therof or logo associated with that name is the valuable property of Pacific Mutual and its affiliates, and that BTC has the right to use such name (or derivative or logo) only with the approval of Pacific Mutual and only so long as Pacific Mutual is Investment Adviser to the Fund and/or the Series. Upon termination of the Investment Management Agreement between the Fund (or Series) and Pacific Mutual or this agreement, BTC shall forthwith cease to use such name (or derivative or logo) and, in the case of the Fund, shall promptly amend its Agreement and Declaration of Trust to change its name.

It is understood that the name Bankers Trust Company or any derivative therof or logo associated with that name is the valuable property of BTC and its affiliates and that the Fund and/or the Series and Pacific Mutual have the right to use such name (or derivative or logo) in offering materials of the Fund with the approval of BTC and for so long as BTC is Portfolio Manager to the Fund and/or the Series. Upon termination of this Agreement, the Fund (or Series) and Pacific Mutual shall forthwith cease to use such name (or derivative or logo).

14.  MISCELLANEOUS

(a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

(b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(c) To the extent permitted under paragraph numbered eleven (11) of this Agreement, the Agreement may not be assigned by any party without the prior written consent of the other parties.

(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

(e) Nothing herein shall be construed as constituting BTC as an agent of Pacific Mutual.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                         PACIFIC MUTUAL LIFE INSURANCE COMPANY


Date:   1-17-89                          By: /s/ WILLIAM D. CVENGROS
                                             Executive Vice President


                                         BANKERS TRUST COMPANY


Date:   2-2-89                           By: /s/ FRANK SALERNO
                                             Vice President


                                         PACIFIC SELECT FUND


Date:   1-17-89                          By: /s/ TC SUTTON
                                             President

ADDENDUM TO THE PORTFOLIO MANAGEMENT AGREEMENT


The Portfolio Management Agreement ("Agreement") made the 17th day of January, 1989, between Pacific Mutual Life Insurance Company ("Pacific Mutual"), a life insurance company domiciled in California, Bankers Trust Company ("BTC"), and Pacific Select Fund (the "Fund"), a Massachusetts business trust, is hereby amended as set forth in this Addendum to the Portfolio Management Agreement, which is dated as of April 22, 1992.

WHEREAS, the Fund is registered with the Securities and Exchange Commission as an open-end management investment company;

WHEREAS, the Fund offers shares in several series, one of which is designated the Equity Index Series ("Series");

WHEREAS, pursuant to the Agreement, Pacific Mutual and the Fund have appointed BTC to act as Portfolio Manager to the Series and BTC has accepted such appointment;

WHEREAS, Pacific Mutual, BTC, and the Fund desire to amend Section 2(g) of the Portfolio Management Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among Pacific Mutual, BTC, and the Fund that Section 2(g) of the Agreement be deleted, and a new Section 2(g) be added to the Agreement to read as follows:

(g) assist the custodian and recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund, the value of any portfolio securities or other assets of the Series for which the custodian and recordkeeping agent seeks assistance from or identifies for review by BTC, and the parties agree that to the extent consistent with applicable law, BTC shall not bear responsibility for the determination of value of any such portfolio securities or other assets.

This Addendum shall take effect the business day after this Addendum shall be approved by a vote of a majority of the outstanding voting securities of the Series at a meeting of shareholders, and approval by a vote of a majority of outstanding voting securities of the Series of the Agreement as amended by this Addendum shall constitute approval of the Addendum for these purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first indicated above.


PACIFIC MUTUAL LIFE INSURANCE COMPANY


/s/ AUDREY L. MILFS        By:  /s/ THOMAS C. SUTTON

Attest                           Title:  Chairman of the Board, Director
Title:  Secretary                        and Chief Executive Officer


BANKERS TRUST COMPANY


/s/ ANNE KILCOYNE               By: /s/ BETTY A. GOOD
Attest                          Title:  Vice President
Title:  Vice President


PACIFIC SELECT FUND


/s/ AUDREY L. MILFS             By: /s/ THOMAS C. SUTTON
Attest                          Title:  President
Title:  Secretary

               ADDENDUM II TO THE PORTFOLIO MANAGEMENT AGREEMENT

     The Portfolio Management Agreement ("Agreement") made the 17th day of January, 1989, and amended April 22, 1992, between Pacific Mutual Life Insurance Company ("Pacific Mutual"), a life insurance company domiciled in California, Bankers Trust Company ("BTC"), and Pacific Select Fund (the "Fund"), a Massachusetts business trust, is hereby amended as set forth in this Addendum II to the Portfolio Management Agreement, which is dated as of October 18, 1994.

     WHEREAS, the Fund is registered with the Securities and Exchange Commission as an open-end management investment company;

     WHEREAS, the Fund offers shares in several series, one of which is designated the Equity Index Series ("Series");

     WHEREAS, pursuant to the Agreement, Pacific Mutual and the Fund have appointed BTC to act as Portfolio Manager to the Series and BTC has accepted such appointment;

     WHEREAS, Pacific Mutual, BTC, and the Fund desire to amend Section 4 of the Portfolio Management Agreement;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among Pacific Mutual, BTC, and the Fund that Section 4 of the Agreement be deleted, and a new Section 4 be added to the Agreement to read as follows:

     4.  Compensation.  For the services provided, Pacific Mutual will pay a
         ------------
quarterly fee in advance to BTC, based on the net assets of the Equity Index Series at the beginning of each calendar quarter, at the annual rate of .07% of the first $100 million of the Series' net assets, reduced to .03% on the next $100 million of the Series' net assets, and further reduced to .01% of the Series' net assets over $200 million. This fee is subject to a minimum annual fee of $50,000 for calendar year 1994, $75,000 for calendar year 1995 and $100,000 for calendar year 1996 and each year thereafter (payable as soon as practicable after shareholder approval for 1994, payable on the second business day of the year for 1995 and 1996, and payable at the end of each calendar year thereafter). These fees for services, including minimum annual fees, shall be prorated for any portion of a year in which the Agreement is not effective; provided, however, that there shall be no proration or reimbursement of the minimum fees paid by Pacific Mutual to BTC for calendar years 1994, 1995 and 1996. With respect to calendar years 1994, 1995 and 1996, the minimum annual fees paid in advance by Pacific Mutual shall reduce any payments otherwise due in accordance with the above fee schedule.

          If this Agreement terminates before the end of a calendar quarter, the fee for that quarter (as determined under this paragraph four) shall be prorated based upon the proportion that the period from the beginning of the calendar quarter in which the Agreement was terminated to the date of termination bears to the full period of such quarter. The amount of such prorated fee shall be subtracted from the full fee that Pacific Mutual paid in advance for the quarter in which the Agreement was terminated and, subject to any minimum fee, as provided above, the difference shall be refunded to Pacific Mutual.

     This Addendum shall take effect on the business day after this Addendum shall be approved by a vote of a majority of the outstanding voting securities of the Series at a meeting of shareholders, and approval by a vote of a majority of outstanding voting securities of the Series of the Agreement as amended by this Addendum shall constitute approval of the Addendum for these purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first indicated above.

                                     PACIFIC MUTUAL LIFE INSURANCE

/s/AUDREY L. MILFS                   By:  /s/THOMAS C. SUTTON
Attest                               Title: Chairman of the Board,
Title: Secretary                            Director and Chief Executive Officer



                                     BANKERS TRUST COMPANY

/s/ MARCO VEISSID                    By: /s/ FRANK SALERNO
Attest                               Title: Managing Director
Title:  Assistant Vice President


                                     PACIFIC SELECT FUND

/s/ AUDREY L. MILFS                  By: /s/ THOMAS C. SUTTON
Attest                               Title: President
Title: Secretary